Exhibit 1
Form: 12  |  Issuer Name: BCE Inc.          Stock Symbol: TSX/NYSE: BCE
1.	Securities Sought — State the following:
a)	Class(es) of securities subject to the NCIB: Common Shares

b)	Total number of securities:
i)	issued and outstanding: 767,166,281 (as of December 11, 2009)

ii)	if applicable, in the total public float : N/A
c)	Percentage of securities that may be purchased under the NCIB:
i)	% of issued and outstanding (maximum 5%): approximately 2.6% (subject to a maximum aggregate purchase price of $500 million)

ii)	% of the public float, as the case may be (maximum 10%): N/A
d)	Maximum number of securities that may be acquired under the NCIB: 20,000,000 (subject to a maximum aggregate purchase price of $500 million)

e)	Number of securities the issuer intends to acquire under the NCIB: 20,000,000 (subject to a maximum aggregate purchase price of $500 million)

f)	Is the issuer an investment fund: No
i)	If the answer is NO, the average daily trading volume for six months prior to date hereof: 2,804,896
g)	Does the issuer have a class of restricted securities: No

If the answer is YES:
i)	describe the voting rights of all equity securities: N/A

ii)	if the issuer does not propose to make the same NCIB for all classes of voting and equity securities, the reasons for so limiting the NCIB: N/A
h)	Whether the securities are going to be cancelled. If such securities are not cancelled, state how such securities will be dealt with: The securities will be cancelled.
2.	Duration — State the dates on which the NCIB will commence and terminate. The NCIB may not extend for a period of more than one year from the date on which purchases may commence. (i.e. May 1, 2004 to April 30, 2005): December 29, 2009 to December 28, 2010

3.	Method of Acquisition — State the following:
a)	whether purchases will be effected through the facilities of TSX and identify any other exchanges or market places on which purchases will be made: Purchases will be effected through the TSX and/or the NYSE or by such other means as may be permitted by the TSX including block purchases of Common Shares.

Form 12 – Notice of Intention to make a Normal Course Issuer Bid (as at June 16, 2008)	©2008, TSX Group Inc.

Form: 12 | Issuer Name: BCE Inc.	Stock Symbol: BCE

b)	whether purchase and payment for the securities will be made by the issuer in accordance with the requirements of TSX: Purchases on the TSX and payment in respect thereof will be made by BCE Inc. (“BCE”) in accordance with the requirements of the TSX.

c)	whether the price that the issuer will pay for any securities acquired by it will be the market price of the securities at the time of acquisition: Yes, plus brokerage fees. As described under item 3(d), in the event that BCE acquires Common Shares by other means as may be permitted by the TSX and/or the NYSE, such as pre-arranged crosses, exempt offers and private agreements, the purchase price of the Common Shares may be different than the market price of the Common Shares at the time of the acquisition. All of the Common Shares purchased will be cancelled.

d)	whether purchases (other than by way of exempt offer) will be made other than by means of open market transactions during the period the NCIB is outstanding: Yes. Purchases will be made by other means as may be permitted by the TSX and/or the NYSE, including pre-arranged crosses, exempt offers, private agreements under an issuer bid exemption order issued by a securities regulatory authority and block purchases in accordance with section 629(l)7 Part VI of the TSX Company Manual.
4.	Consideration Offered — State whether there are any restrictions on the price the offeror is prepared to pay and any other restrictions relating to the NCIB, such as specific funds available, method of purchasing, etc.: None, except that the aggregate purchase price shall not exceed $500 million.

5.	Reasons for the NCIB — State the purpose or business reasons for the NCIB: BCE’s management and directors currently believe that the purchase by BCE of its shares represents an appropriate use of funds to increase shareholder value.

6.	Valuation — State whether there has been any appraisal or valuation of the issuer to the best knowledge of the directors or officers of the issuer, after reasonable enquiry, regarding the issuer, its material assets or securities prepared within the two years preceding the date of the notice, together with a statement of a reasonable time and place at which such appraisal or valuation, or a copy thereof, may be inspected. For this purpose, the phrase appraisal or valuation means both an independent appraisal or valuation and a material non-independent appraisal or valuation. If there has been such an appraisal or valuation, include a summary of such appraisal or valuation: To the best of the knowledge of BCE’s directors and officers, after reasonable enquiry, there have not been any appraisals or valuations of BCE, regarding BCE or its material assets or securities prepared within the two years preceding the date hereof.

7.	Previous Purchases — Where the issuer has purchased securities under a NCIB within the past 12 months, state the following:
a)	method of acquisition: market purchases and block purchases pursuant to private agreements

Form 12 – Notice of Intention to make a Normal Course Issuer Bid (as at June 16, 2008)	©2008, TSX Group Inc.

Form: 12 | Issuer Name: BCE Inc.	Stock Symbol: BCE

b)	the number of securities purchased: 40,000,000

c)	the weighted average price paid per security: $24.656
8.	Persons Acting Jointly or In Concert with the Issuer — Disclose the identity of any party acting jointly or in concert with the issuer: None.

9.	Acceptance by Insiders, Affiliates and Associates —
a)	name of every director or senior officer of the issuer who intends to sell securities of the issuer during the course of the NCIB: None — see below.

b)	where their intention is known after reasonable enquiry, the name of every associate of a director or senior officer of the issuer, person acting jointly or in concert with the issuer, or person holding 10% or more of any class of equity securities of the issuer, who intends to sell securities: Except as set out below, to the knowledge of the directors and senior officers of BCE, after reasonable enquiry, no director or senior officer of BCE and no associate of a director or senior officer of BCE or any person acting jointly or in concert with BCE or any person holding 10% or more of any class of equity securities of BCE has any present intention to sell Common Shares during the period of the NCIB. However, sales of Common Shares through the facilities of the TSX and/or the NYSE or otherwise by any of these persons or companies may occur during such period in the event that the circumstances or decisions of any such person or company change or their personal circumstances require such sales. Certain directors and senior officers of BCE may exercise options to purchase Common Shares under the existing stock option plans of BCE and in turn sell Common Shares in open market transactions.
10.	Benefits from the NCIB — State direct or indirect benefits to any of the persons or companies named in item 9 of selling or not selling securities of the issuer during the course of the NCIB. An answer to this item is not required where the benefits to such person or company of selling or not selling securities are the same as the benefits to any other securityholder who sells or does not sell: None.

11.	Material Changes in the Affairs of the Issuer — Disclose any previously undisclosed material changes or plans or proposals for material changes in the affairs of the issuer: None.

Form 12 – Notice of Intention to make a Normal Course Issuer Bid (as at June 16, 2008)	©2008, TSX Group Inc.

Form: 12 | Issuer Name: BCE Inc.	Stock Symbol: BCE

12.	Participating Organization Information —

	Canada	U.S.
(a) Brokerage Firm:	BMO Nesbitt Burns Inc.	BMO Nesbitt Burns Inc.

(b) Name of registered representative:	Ray Ritchie	Ray Ritchie

(c) Address of brokerage firm:	1 First Canadian Place Toronto, ON M5X 1H3	1 First Canadian Place Toronto, ON M5X 1H3

(d) Fax number:	416-359-4484	416-359-4484

(e) Telephone number	416-359-4547	416-359-4547
13.	Disclose any significant information regarding the NCIB not disclosed above, including any details regarding the use of put options or forward purchase contracts in conjunction with the NCIB: None.

Form 12 – Notice of Intention to make a Normal Course Issuer Bid (as at June 16, 2008)	©2008, TSX Group Inc.

Form: 12 | Issuer Name: BCE Inc.	Stock Symbol: BCE

14.	Certificate — The undersigned, a director or senior officer of the issuer duly authorized by the issuer’s board of directors, certifies that this notice is complete and accurate and in compliance with Section 629 and 629.1 of the TSX Company Manual. This notice contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it is made.

(signed) Siim A. Vanaselja
NAME:	SIIM A. VANASELJA
TITLE:	Executive Vice-President and Chief Financial Officer

DATE:	December 17, 2009

Form 12 – Notice of Intention to make a Normal Course Issuer Bid (as at June 16, 2008)	©2008, TSX Group Inc.